Exhibit 10.8

Execution Version

COLLATERAL AGREEMENT

made by

ATKORE INTERNATIONAL HOLDINGS INC.

ATKORE INTERNATIONAL, INC.

and certain of its Subsidiaries,

in favor of

WILMINGTON TRUST FSB,

as Note Collateral Agent

Dated as of December 22, 2010

i

9.2 Notices	39
9.3 No Waiver by Course of Conduct; Cumulative Remedies	39
9.4 [RESERVED]	40
9.5 Successors and Assigns	40
9.6 [RESERVED]	40
9.7 Counterparts	40
9.8 Severability	40
9.9 Section Headings	40
9.10 Integration	40
9.11 GOVERNING LAW	41
9.12 Submission to Jurisdiction; Waivers	41
9.13 Acknowledgments	41
9.14 WAIVER OF JURY TRIAL	41
9.15 Additional Grantors	41
9.16 Releases	41

SCHEDULES

1	Notice Addresses of Grantors
2	Pledged Securities
3	Perfection Matters
4	Location of Jurisdiction of Organization
5	Intellectual Property
6	Commercial Tort Claims
7	Mortgage Property

ANNEXES

1	Acknowledgement and Consent of Issuers
2	Assumption Agreement
3	Supplemental Agreement
4	Non-Indenture Secured Party Designation
5	Form of Mortgage

ii

COLLATERAL AGREEMENT

COLLATERAL AGREEMENT, dated as of December 22, 2010, made by ATKORE INTERNATIONAL HOLDINGS INC., a Delaware corporation (together with its successors and assigns, and as more particularly defined in the Indenture referred to below, “Holdings”), ATKORE INTERNATIONAL, INC., a Delaware corporation, as issuer of the Notes (together with its successors and assigns, and as more particularly defined in the Indenture, the “Company”) and certain Subsidiaries of the Company in favor of WILMINGTON TRUST FSB, as collateral agent under certain of the Note Documents (as defined below) (in such capacity, and together with any successors and assigns in such capacity, the “Note Collateral Agent”) for the Secured Parties (as defined below).  Capitalized terms defined in Section 1 hereof are used in this Agreement as so defined.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture, dated as of the date hereof (as amended by that First Supplemental Indenture, dated as of the date hereof, and as the same may be further amended, amended and restated, waived, supplemented or otherwise, modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Indenture”), among Holdings, the Company, the Subsidiary Guarantors from time to time party thereto, and Wilmington Trust FSB, as indenture trustee (in such capacity, and together with any successors and assigns in such capacity, the “Trustee”) on behalf of the Holders (as defined in the Indenture) and as Note Collateral Agent, the Company is issuing $410,000,000 million aggregate principal amount of 9.875% senior secured notes due 2018, and may in the future issue Additional Notes (as defined therein), upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain ABL Credit Agreement, among the ABL Borrowers, the ABL Lenders, UBS AG, Stamford Branch, as administrative agent (in its specific capacity as Administrative Agent, and together with any successors and assigns in such capacity, the “ABL Administrative Agent”) for the ABL Lenders thereunder and the ABL Agent, and the other parties party thereto, the ABL Lenders have severally agreed to make extensions of credit to the ABL Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the ABL Collateral Documents, the ABL Borrowers and certain of the Company’s subsidiaries have granted a first priority Lien to the ABL Agent for the benefit of the holders of ABL Obligations on the ABL Priority Collateral and a second priority Lien for the benefit of the holders of the ABL Obligations on the Note Priority Collateral (subject in each case to Permitted Liens (as defined in the ABL Credit Agreement));

WHEREAS, the Note Collateral Agent and the ABL Agent have entered into an Intercreditor Agreement, acknowledged by the Company and the other Grantors, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to Section 9.1 hereof), the “Base Intercreditor Agreement”);

WHEREAS, the Note Collateral Agent and one or more Additional Agents may in the future enter into a Note Collateral Intercreditor Agreement substantially in the form attached to the Indenture as Exhibit G, and acknowledged by the Company and the other Grantors (as amended, amended and restated, waived, supplemented or otherwise modified from time to time (subject to Section 9.1 hereof), the “Note Collateral Intercreditor Agreement”), and one or more other Intercreditor Agreements;

WHEREAS, the Company is a member of an affiliated group of companies that includes Holdings, the Company, the Company’s Domestic Subsidiaries that are party hereto and any other Domestic Subsidiary of the Company that becomes a party hereto from time to time after the date hereof;

WHEREAS, it is a condition to the issuance and purchase of the Notes on the date hereof that the Company execute and deliver this Agreement to the Note Collateral Agent for the benefit of the Secured Parties; and

NOW, THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Notes to be issued on the date hereof, and in consideration of the receipt of other valuable consideration (which receipt is hereby acknowledged), each Grantor hereby agrees with the Note Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1   DEFINED TERMS

1.1  Definitions.  (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms that are defined in the Code (as in effect on the date hereof) are used herein as so defined: Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Letter of Credit Rights, Money, Promissory Notes, Records, Securities, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

(b)           The following terms shall have the following meanings:

“ABL Administrative Agent”: as defined in the recitals hereto.

“ABL Agent”:  as defined in the Base Intercreditor Agreement.

“ABL Borrowers”: as defined in the Base Intercreditor Agreement.

“ABL Collateral Documents”: as defined in the Base Intercreditor Agreement.

“ABL Credit Agreement”: as defined in the Base Intercreditor Agreement.

“ABL Lenders”: as defined in the Base Intercreditor Agreement.

“ABL Obligations”: as defined in the Base Intercreditor Agreement.

“ABL Priority Collateral”: as defined in the Base Intercreditor Agreement.

“Accounts”:  all accounts (as defined in the Code) of each Grantor, whether now existing or existing in the future, including, without limitation, with respect to such Grantor, (a) all accounts receivable of such Grantor, including all accounts created by or arising from all of such Grantor’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Grantor (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (d) all reserves and credit balances held by such Grantor with respect to any such accounts receivable of any Grantor, (e) all letters of credit, guarantees or collateral for any of the foregoing, (f) all insurance policies or rights relating to any of the foregoing and (g) all Accounts Receivable of such Grantor.

“Accounts Receivable”:  any right to payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper.

“Additional Agent”: as defined in the Base Intercreditor Agreement.

“Additional Collateral Documents”: as defined in the Base Intercreditor Agreement.

“Additional Obligations”: as defined in the Base Intercreditor Agreement.

“Additional Secured Parties”: as defined in the Base Intercreditor Agreement.

“Agreement”: this Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Applicable Law”: as defined in Section 9.8 hereto.

“Asset Sales Proceeds Account”: one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Note Priority Collateral and the proceeds or investment thereof.

“Bank Products Agreement”: any agreement pursuant to which a bank or other financial institution agrees to provide treasury or cash management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts and interstate depository network services).

“Bankruptcy Case”:  (i) Holdings or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

“Base Intercreditor Agreement”: as defined in the recitals hereto.

“Code”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”:  as defined in Section 3; provided that, for purposes of subsection 6.5, Section 8 and subsection 9.16, “Collateral” shall have the meaning assigned to such term in the Indenture.

“Collateral Account Bank”:  a bank or other financial institution as selected by the relevant Grantor; provided such Grantor shall not alter the Collateral Account Bank during the continuance of an Event of Default without the consent of the Note Collateral Agent (such consent not to be unreasonably withheld or delayed).

“Collateral Proceeds Account”:  a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the Collateral Account Bank in the name, and under the sole dominion and control of, the Note Collateral Agent for the benefit of the Secured Parties.

“Collateral Representative”:  (i) the Note Collateral Representative, (ii) if the Note Collateral Intercreditor Agreement is executed, the Senior Priority Representative and (iii) if any other Intercreditor Agreement is executed, the Person acting as representative for the Note Collateral Agent and the Secured Parties thereunder for the applicable purpose contemplated by this Agreement.

“Commercial Tort Action”: any action, other than an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors, that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it exceeding $3,000,000.

“Company”: as defined in the preamble hereto.

“Company Obligations”: the collective reference to: all obligations and liabilities of the Company in respect of the unpaid principal of and interest on (including, without limitation, interest and fees (if any) accruing after the maturity of the Notes and interest and fees (if any) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest or fees (if any) is allowed in such proceeding) the Notes, and all other obligations and liabilities of the Company to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Notes and the other Note Documents, any Hedging Agreement entered into with a Note Hedging Provider, any Bank

Products Agreement entered into with a Note Bank Products Provider, any Management Guarantee entered into with a Management Credit Provider, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Trustee or the Note Collateral Agent that are required to be paid by the Company pursuant to the terms of the Indenture or any other Note Document).

“Contracts”:  with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof, to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Copyright Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States copyright of such Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Grantor, including, without limitation, any material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States copyrights, whether or not the underlying works of authorship have been published or registered, all United States copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

“DDAs”: any checking or other demand deposit account maintained by the Grantors (other than any such account if such account is, or all of the funds and other assets owned by a Grantor held in such account are, excluded from the Collateral pursuant to any Note Security Document). All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Note Collateral Agent shall have no duty to inquire as to the source of the amounts on deposit in the DDAs, subject to the Note Security Documents and the Intercreditor Agreements.

“Domestic Subsidiary”: any Restricted Subsidiary of the Company that is not a Foreign Subsidiary.

“Equity Issuers”:  the collective reference to the Persons identified on Schedule 2 as the issuers of Pledged Stock and any other Subsidiary of a Pledgor that is an issuer of Pledged Stock, in each case together with any successors to such companies.

“Excluded Assets”: as defined in Section 3.3.

“Foreign Intellectual Property”: any right, title or interest in or to any copyrights, copyright licenses, patents, patent applications, patent licenses, trade secrets, trade secret licenses, trademarks, trademark applications, trade names, trademark licenses, technology, know-how and processes or any other intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the United States of America or a state thereof.

“Foreign Subsidiary”: (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary and (b) any Restricted Subsidiary of the Company that has no material assets other than securities or Indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof) and other assets relating to an ownership interest in any such securities, Indebtedness, intellectual property or Subsidiaries.

“General Fund Account”: the general fund account of the relevant Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“Grantor”:  Holdings, the Company, the Company’s Domestic Subsidiaries that are party hereto and any other Subsidiary of the Company that becomes a party hereto from time to time after the date hereof.

“Grantor Obligations”:  with respect to any Grantor (other than the Company), the collective reference to (i) the Company Obligations guaranteed by such Grantor pursuant to either Section 1301 or Section 1401 of the Indenture, as applicable, and (ii) all obligations and liabilities of such Grantor that may arise under or in connection with this Agreement or any other Note Document to which such Grantor is a party, any Hedging Agreement entered into with a Note Hedging Provider, any Bank Products Agreement entered into with a Note Bank Products Provider, any Management Guarantee entered into with a Management Credit Provider, or any other document made, delivered or given in connection therewith of such Grantor, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee or the Note Collateral Agent that are required to be paid by such Grantor pursuant to the terms of this Agreement or any other Note Document), and including interest and fees (if any) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Grantor, whether or not a claim for post-filing or post-petition interest or fees (if any) is allowed in such proceeding.

“Hedging Agreement”:  any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Holdings”:  as defined in the recitals hereto.

“Indenture”:  as defined in the recitals hereto.

“Indenture Secured Parties”:  the collective reference to (i) the Holders, (ii) the Trustee, (iii) the Note Collateral Agent and (iv) their respective successors and assigns and their permitted transferees and endorsees.

“Instruments”:  has the meaning specified in Article 9 of the Code, but excluding the Pledged Securities.

“Intellectual Property”:  with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade Secret Licenses, Trademarks and Trademark Licenses.

“Intercompany Note”: with respect to any Grantor, any promissory note in a principal amount in excess of $3,000,000 evidencing loans made by such Grantor to Holdings or any of its Subsidiaries.

“Inventory”: with respect to any Grantor, all inventory (as defined in the Code) of such Grantor.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof (other than any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock and other than any Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“Lenders”: as defined in the recitals hereto.

“Management Credit Provider”: any Person that is a beneficiary of a Management Guarantee, as designated by the Company in accordance with Section 8.4.

“Material Adverse Effect”: a material adverse effect on the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole.

“Mortgage Property”:  the collective reference to the real properties owned by the Grantors described on Schedule 7.

“Mortgages”: each of the mortgages and deeds of trust, if any, executed and delivered by a Grantor to the Note Collateral Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Non-Indenture Secured Parties”:  any Note Bank Products Provider, any Note Hedging Provider and any Management Credit Provider, and their respective successors and assigns and their permitted transferees and endorsees.

“Note Bank Products Provider”:  any Person that has entered into a Bank Products Agreement with a Grantor with the obligations of such Grantor thereunder being secured hereunder, as designated by the Company in accordance with Section 8.4.

“Note Collateral Agent”:  as defined in the preamble hereto.

“Note Collateral Intercreditor Agreement”:  as defined in the recitals hereto.

“Note Collateral Representative”: as defined in the Base Intercreditor Agreement.

“Note Documents”: the collective reference to the Indenture, the Notes, this Agreement, and the other Note Security Documents, as the same may be amended, supplemented, waived, modified, replaced and/or refinanced from time to time in accordance with the terms hereof and Article IX of the Indenture.

“Note Hedging Provider”:  any Person that has entered into a Hedging Agreement with a Grantor with the obligations of such Grantor thereunder being secured hereunder, as designated by the Company in accordance with Section 8.4.

“Note Priority Collateral”: as defined in the Base Intercreditor Agreement.

“Note Collateral Intercreditor Agreement”:  as defined in the recitals hereto.

“Obligations”:  (i) in the case of the Company, its Company Obligations and (ii) in the case of each other Grantor, its Grantor Obligations.

“Organizational Documents”: with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the bylaws or operating agreement (or the equivalent governing documents) of such Person and (c) any document (other than policy or procedural manuals or other similar documents) setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Parent Guarantee”: as defined in the Indenture.

“Patent Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States patent, patent application, or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in the United States and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

“Pledged Collateral”:  as to any Pledgor, the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

“Pledged Notes”: with respect to any Pledgor, all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.

“Pledged Securities”:  the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”:  with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares of Capital Stock required to be pledged by such Pledgor pursuant to Section 1503 of the Indenture as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Equity Issuer that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect; provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding Capital Stock (including for these purposes any investment deemed to be Capital Stock for U.S. tax purposes) of any Foreign Subsidiary, (ii) any of the Capital Stock of a Subsidiary of a Foreign Subsidiary, (iii) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity and (iv) any Excluded Assets.

“Pledgor”:  Holdings (with respect to the Pledged Stock of the Company and all other Pledged Collateral of the Company), the Company (with respect to Pledged Stock of the entities listed on Schedule 2 hereto held by the Company and all other Pledged Collateral of the

Company) and each other Grantor (with respect to Pledged Securities held by such Grantor and all other Pledged Collateral of such Grantor).

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Requirement of Law”: as to any Person, the Organizational Documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Restrictive Agreements”: as defined in subsection 3.3(a).

“Secured Parties”:  the collective reference to the Indenture Secured Parties and any Non-Indenture Secured Parties.

“Securities Act”:  the Securities Act of 1933, as amended from time to time.

“Security Collateral”:  with respect to any Grantor, means, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Grantor.

“Senior Priority Representative”: as defined in the Note Collateral Intercreditor Agreement.

“Specified Asset”:  as defined in subsection 4.2.2 hereof.

“Subsidiary Guarantee”: as defined in the Indenture.

“Trade Secret Licenses”: with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trade Secrets”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trademark Licenses”:  with respect to any Grantor, all United States written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, other than agreements with any Person who is an Affiliate or a Subsidiary of the Company or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks”:  with respect to any Grantor, all of such Grantor’s right, title and interest in and to all United States trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed, it being understood and agreed that the carve out in this parenthetical shall be applicable only if and for so long as a grant of a security interest in such intent to use application would invalidate or otherwise jeopardize Grantor’s rights therein), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

“Trustee”:  as defined in the recitals hereto.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

1.2  Other Definitional Provisions.  (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Grantor shall refer to such Grantor’s Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

(d)           All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.

SECTION 2  [RESERVED]

SECTION 3  GRANT OF SECURITY INTEREST

3.1  Grant.  Each Grantor hereby grants to the Note Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor.  The term “Collateral”, as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 3.3:

(a)           all Accounts;

(b)           all Money (including all cash);

(c)           all Cash Equivalents;

(d)           all Chattel Paper;

(e)           all Contracts;

(f)            all Deposit Accounts (including DDAs);

(g)           all Documents;

(h)           all Equipment;

(i)            all General Intangibles;

(j)            all Instruments;

(k)           all Intellectual Property;

(l)            all Inventory;

(m)          all Investment Property;

(n)           all Letter of Credit Rights;

(o)           all Fixtures;

(p)           all Commercial Tort Claims constituting Commercial Tort Actions described in Schedule 6 (together with any Commercial Tort Actions subject to a further writing provided in accordance with subsection 5.2.12);

(q)           all books and records pertaining to any of the foregoing;

(r)            the Collateral Proceeds Account; and

(s)           to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, in the case of each Grantor, Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral (including any Capital Stock of any Foreign Subsidiary in excess of 65% of any series of such stock).

3.2  Pledged Collateral.  Each Grantor that is a Pledgor, hereby grants to the Note Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in subsection 3.3.

3.3  Certain Exceptions.  No security interest is or will be granted pursuant to this Agreement or any other Note Security Document in any right, title or interest of any Grantor under, to or in any Excluded Assets.  As used in this Agreement, the term “Excluded Assets” means:

(a)           any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than Holdings, a Restricted Subsidiary of Holdings or an Affiliate thereof (collectively, “Restrictive Agreements”) that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Code or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);

(b)           any Equipment or other property that would otherwise be included in the Security Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Security Collateral) if such Equipment or other property (x) is subject to a Lien in respect of Purchase Money Obligations or Capitalized Lease Obligations permitted by Section 413 of the Indenture as a “Permitted Lien” pursuant to clause (h), or (with respect to such a Lien described in clause (h) of such term) clause (o) of the definition of such term (but in each case only for so long as such Liens are in place) or (y) is subject to any Lien in respect of Hedging Obligations permitted by Section 413 of the Indenture as a “Permitted Lien” pursuant to clause (h), or (with respect to such a Lien described clause (h) of such term) clause (o) of the definition of such term (but in each case only for so long as such Liens are in place), and such Equipment or other property consists solely of (i) cash, Cash Equivalents, Temporary Cash Investments and Investment Grade Securities, together with proceeds, dividends and distributions in respect thereof, (ii) any assets relating to such assets, proceeds, dividends or distributions or to any Hedging Obligations, and/or (iii) any other assets consisting of, relating to or arising under or in connection with (A) any Interest Rate Agreements, Currency Agreements or Commodities Agreements or (B) any other agreements, instruments or documents related to any Hedging Obligations or to any of the assets referred to in any of subclauses (i) through (iii) of this clause (y);

(c)           any property that would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property (x) has been sold or otherwise transferred in connection with a Special Purpose Financing, or (y) constitutes the proceeds or products of any property that has been sold or otherwise transferred pursuant to such Special Purpose Financing (other than any payments received by the Company or any Grantor in payment for the sale and transfer of such property in such Special Purpose Financing), or (z) is subject to any Liens securing Indebtedness incurred in compliance with Section 407(b)(ix) of the Indenture or permitted by Section 413 of the Indenture as “Permitted Liens” permitted pursuant to clause (k)(5) or (p)(12) of the definition of such term;

(d)           any property that would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property has been sold or otherwise transferred in connection with a sale and leaseback transaction permitted under Section 411 of the Indenture, or is subject to any Liens permitted under Section 413 of the Indenture and consists of property subject to any such sale and leaseback transaction or general intangibles related thereto; provided that notwithstanding the foregoing, the security interest of the Note Collateral Agent shall attach to any money, securities or other consideration received by any Grantor as consideration for the sale or other disposition of such property as and to the extent such consideration would otherwise constitute Collateral;

(e)           Capital Stock that constitutes (i) more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary, (ii) the Capital Stock of a Subsidiary of a Foreign Subsidiary or (iii) de minimis shares of a Foreign Subsidiary held by the Company or any Grantor as a nominee or in a similar capacity;

(f)            any Money, cash, checks, other negotiable instrument, funds and other evidence of payment held in any Deposit Account of the Company or any of its Subsidiaries in the nature of a security deposit with respect to obligations for the benefit of the Company or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations;

(g)           the Investment Agreement and any rights therein or arising thereunder;

(h)           any interest in leased real property;

(i)            any fee interest in owned real property if the fair market value of such fee interest is less than $2.0 million individually;

(j)            any Vehicles and any other assets subject to certificate of title;

(k)           Letter of Credit Rights and Commercial Tort Claims individually with a value of less than $3.0 million;

(l)            assets to the extent a security interest in such assets would result in costs or consequences as reasonably determined by the Company with respect to the granting or perfecting of a security interest that is excessive in view of the benefits to be obtained by the Secured Parties;

(m)          those assets over which the granting of security interests in such assets would be prohibited by contract permitted under the Indenture, applicable law or regulation or the organizational documents or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses), or to the extent that such security interests would result in material adverse tax consequences as reasonably determined by the Company;

(n)           Foreign Intellectual Property;

(o)           any Capital Stock and other securities of a Subsidiary to the extent that the pledge of or grant of any other Lien on such Capital Stock and other securities results in the Company being required to file separate financial statements of such Subsidiary with the Securities and Exchange Commission (or any other governmental authority) pursuant to either Rule 3-10 or 3-16 of Regulation S-X under the Securities Act, or any other law, rule or regulation as in effect from time to time, but only to the extent necessary to not be subject to such requirement; and

(p)           any Capital Stock of any Foreign Subsidiary, provided that if the ownership interest in such Capital Stock is not transferred to a Subsidiary of the Company that is not a Grantor substantially concurrently with the consummation of the Transactions or within forty-five days thereafter, such Capital Stock shall no longer be an Excluded Asset pursuant to this clause (p) and shall be deemed to constitute a part of the Security Collateral to the extent not an Excluded Asset pursuant to any of clauses (a) through (o) above.

For the avoidance of doubt, if any Grantor receives any payment or other amount under the Investment Agreement, such payment or other amount shall constitute Collateral when and if actually received by such Grantor, to the extent set forth in Section 3.1 above.  The Company will give written notice to the Note Collateral Agent of any determination made by the Company as contemplated by clause (l) or (m) of the preceding Excluded Assets definition.

3.4  Intercreditor Relations.  Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to subsection 3.1 and 3.2 herein shall (x) with respect to all ABL Priority Collateral, prior to the Discharge of ABL Obligations (as defined in the Base Intercreditor Agreement), be subject and subordinate to the Liens granted to the ABL Agent for the benefit of the holders of the ABL Obligations to secure the ABL Obligations pursuant to the ABL Collateral Documents and (y) with respect to all Security Collateral, prior to the applicable Discharge of Additional Obligations (as defined in the Base Intercreditor Agreement), be pari passu and equal in priority to the Liens granted to any Additional Agent for the benefit of the holders of the applicable Additional Obligations to secure such Additional Obligations pursuant to the applicable Additional Collateral Documents (except, in the case of this clause (y), as may be separately otherwise agreed, between the Note Collateral Agent, on behalf of itself and the Secured Parties represented thereby, and any Additional Agent, on behalf of itself and the Additional Secured Parties represented thereby).  The Note Collateral Agent acknowledges and agrees that the relative priority of the Liens granted to the Note Collateral Agent, the ABL Agent and any Additional Agent may be determined solely pursuant to the applicable Intercreditor Agreements, and not by priority as a matter of law or otherwise.  Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Note Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Note Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreements.  In the event of any conflict between the terms of this Agreement and any Intercreditor Agreement, the terms of such Intercreditor Agreement shall govern and control as among (a) the Note Collateral Agent, the ABL Agent and any Additional Agent, in the case of the Base Intercreditor Agreement, (b) the Note Collateral Agent and any Additional Agent, in the case of the Note Collateral Intercreditor Agreement, and (c) the Note Collateral Agent and any other party thereto, in the case of any other Intercreditor Agreement.  In the event of any such conflict, each Grantor may act (or omit to act) in accordance with such Intercreditor Agreement, and shall not be in breach, violation or default of its obligations hereunder by reason of doing so.  Notwithstanding any other provision hereof, (x) for so long as any ABL Obligations remain outstanding, any obligation hereunder to deliver to the Note Collateral Agent any Security Collateral constituting ABL Priority Collateral shall be satisfied by causing such ABL Priority Collateral to be delivered to the ABL Agent to be held in accordance with the Base Intercreditor Agreement and (y) for so long as any Additional Obligations remain outstanding, any obligation hereunder to deliver to the Note Collateral Agent any Security Collateral shall be satisfied by causing such Security Collateral to be delivered to the applicable Collateral Representative or any Additional Agent to be held in accordance with the applicable Intercreditor Agreement.

SECTION 4  REPRESENTATIONS AND WARRANTIES

4.1  [RESERVED]

4.2  Representations and Warranties of Each Grantor.  Each Grantor party hereto on the date hereof hereby represents and warrants to the Note Collateral Agent on the date hereof that, in each case after giving effect to the Transactions:

4.2.1        Title; No Other Liens.  Except for the security interests granted to the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Indenture (including, without limitation, Section 413 thereof), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens securing Indebtedness.  Except as set forth on Schedule 3, to the knowledge of such Grantor, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of such Grantor’s Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except such as have been filed in favor of the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Indenture (including, without limitation, Section 413 thereof) or any other Note Document or for which termination statements will be delivered on the Closing Date.

4.2.2        Perfection; Priority.  (a) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Security Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, except as to enforcement, as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)           Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights in favor of the United States government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper and Documents upon the earlier of such Filing or the delivery to and continuing possession by the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and the obtaining and maintenance of “control” (as described in the Code) by the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the applicable Intercreditor Agreement, of all Deposit Accounts, the Collateral Proceeds Account, Electronic Chattel Paper and Letter of Credit Rights a security interest in which is perfected by “control” and in the case of Commercial Tort Actions (other than such Commercial Tort Actions listed on Schedule 6 on the date of this Agreement), the taking of the actions required by subsection 5.2.12 herein, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons securing Indebtedness other than Permitted Liens (and subject to any Intercreditor Agreement), and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent (in accordance with the applicable Intercreditor Agreement) or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as to enforcement, as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. As used in this subsection 4.2.2(b), the following terms shall have the following meanings:

“Filings”:  the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 3,  and (iii) any filings after the date hereof in any other jurisdiction as may be necessary under any Requirement of Law.

“Financing Statements”:  the financing statements delivered to the Note Collateral Agent by such Grantor on the date hereof and described on Schedule 3.

“Ordinary Course Transferees”:  (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Permitted Liens”:  Liens permitted pursuant to the Indenture, including, without limitation, those permitted to exist pursuant to Section 413 of the Indenture.

“Specified Assets”:  the following property and assets of such Grantor:

(1)  Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries taken as a whole;

(2) Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;

(3) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia;

(4) goods included in Collateral received by any Person from any Grantor for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person;

(5) Fixtures, Vehicles, Money and Cash Equivalents (other than Cash Equivalents constituting Investment Property to the extent a security interest is perfected by the filing of a financing statement);

(6) Proceeds of Accounts or Inventory which do not themselves constitute Collateral or which have not yet been transferred to or deposited in the Collateral Proceeds Account (if any); and

(7) uncertificated securities (to the extent a security interest is not perfected by the filing of a financing statement).

4.2.3        Jurisdiction of Organization.  On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.

4.2.4        Farm Products.  None of such Grantor’s Collateral constitutes, or is the Proceeds of, Farm Products.

4.2.5        [RESERVED]

4.2.6        Patents, Copyrights and Trademarks.  Schedule 5 lists all material Trademarks, material Copyrights and material Patents, in each case, registered in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses, all material Copyright Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks, material Copyright Licenses for registered Copyrights and material Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof, in each case, that is solely United States Intellectual Property.

4.3  Representations and Warranties of Each Pledgor.  Each Pledgor party hereto on the date hereof hereby represents and warrants to the Note Collateral Agent on the date hereof that, in each case after giving effect to the Transactions:

4.3.1        Schedule 2 lists all Capital Stock of Subsidiaries of such Pledgor (other than Excluded Assets) held by such Pledgor on the date hereof.  Except as provided in subsection 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute (i) in the case of shares of a Domestic Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Domestic Subsidiary owned by such Pledgor and (ii) in the case of any Pledged Stock constituting Capital Stock of any Foreign Subsidiary, such percentage (not more than 65%) as is specified on Schedule 2 of all the issued and outstanding shares of all classes of the Capital Stock of each such Foreign Subsidiary owned by such Pledgor.

4.3.2        [RESERVED]

4.3.3        Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens securing Indebtedness owing to any other Person, except the security interest created by this Agreement and Liens permitted by the Indenture (including, without limitation, those permitted to exist pursuant to Section 413 of the Indenture).

4.3.4        Upon the delivery to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, of the certificates evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, will constitute a valid, perfected first priority (subject, in terms of priority only, to the priority of the Liens of the ABL Agent and any Additional Agent) security interest in such Pledged Securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor to the extent provided in and governed by the Code, in each case subject to Liens permitted pursuant to the Indenture, including Permitted Liens (and any applicable Intercreditor Agreement), and except as to enforcement, as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3.5        Upon the earlier of (x) (to the extent a security interest in uncertificated securities may be perfected by the filing of a financing statement) the filing of the financing statements listed on Schedule 3 hereto and (y) the obtaining and maintenance of “control” (as described in the Code) by the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent (or their respective agents appointed for purposes of perfection), as applicable, in accordance with the applicable Intercreditor Agreement, of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority  (subject, in terms of priority only, to the priority of the Liens of the ABL Agent or any Additional Agent) security interest in such Pledged Securities constituting uncertificated securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor to the extent provided in and governed by the Code, in each case subject to Liens permitted pursuant to the Indenture, including Permitted Liens (and any applicable Intercreditor Agreement), except as to enforcement, as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 5  COVENANTS

5.1  [RESERVED].

5.2  Covenants of Each Grantor.  Each Grantor covenants and agrees with the Note Collateral Agent that, from and after the date of this Agreement until the earlier to occur of (i) as to any Grantor, the date upon which all the Capital Stock of such Grantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Company or a Restricted Subsidiary of either) in accordance with the terms of the Indenture, (ii) as to any Grantor, the release of such Grantor’s Parent Guarantee or Subsidiary Guarantee in accordance with the terms of the Indenture, (iii) as to any Grantor, the designation of such Grantor as an Unrestricted Subsidiary or (iv) the release of all of the Collateral or the termination of this Agreement in accordance with the terms of the Indenture:

5.2.1        Delivery of Instruments and Chattel Paper.  If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Note Collateral Agent, for the benefit of the Secured Parties.  In the event that an Event of Default shall have occurred and be continuing, upon the request of the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, such Instrument or Chattel Paper shall be promptly delivered to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, duly indorsed in a manner reasonably satisfactory to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, to be held as Collateral pursuant to this Agreement.  Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Indenture or as contemplated by the Intercreditor Agreements.

5.2.2        Maintenance of Insurance.  Such Grantor will use commercially reasonable efforts to maintain with financially sound insurance companies insurance on, or self insure, all property of such Grantor material to the business of the Company and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, all as determined in good faith by such Grantor or the Company.  Such Grantor or the Company shall ensure that at all times following the date that is 180 days after the date hereof the Note Collateral Agent, for the benefit of the Secured Parties, or the applicable Collateral Representative, in accordance with the applicable Intercreditor Agreement, shall be named as additional insureds with respect to liability policies, and the Note Collateral Agent or the applicable Collateral Representative, in accordance with the applicable Intercreditor Agreement, shall be named a loss payee with respect to the property insurance maintained by such Grantor with respect to such Grantor’s Collateral and Mortgage Property; provided that, unless an Event of Default shall have occurred and be continuing, the Note Collateral Agent shall turn over to the Company any amounts received by it as loss payee under any property insurance maintained by such Grantor, and, unless an Event of Default shall have occurred and be continuing, the Note Collateral Agent agrees that the Company and/or the applicable Grantor shall have the sole right to adjust or settle any claims under such insurance.  Each Grantor shall deliver to the Note Collateral Agent evidence that the Note Collateral Agent or the applicable Collateral Representative, in accordance with the applicable Intercreditor Agreement, has been named as a loss payee and named as an additional insured in accordance with the foregoing sentence and, upon written request of the Note Collateral Agent, further information in reasonable detail as to the insurance carried.

5.2.3        [RESERVED]

5.2.4        Defense of Perfected Security Interest; Further Documentation.  (a) Such Grantor shall use commercially reasonable efforts to maintain the security interest created by this Agreement in such Grantor’s Collateral as a perfected security interest as described in subsection 4.2.2 and to defend the security interest created by this Agreement in such Grantor’s Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof and to Sections 1501, 1502, 1503 and 1508 or the Indenture).

(b)           [RESERVED]

(c)           At any time and from time to time, upon the written request of the Note Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Note Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any United States jurisdiction with respect to the security interests created hereby; provided further that the Company or such Grantor will not be required to (x) take any action in any jurisdiction other than the United States of America, or required by the laws of any such jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (y) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except, in the case of Collateral that constitutes Capital Stock or intercompany notes in certificated form, delivering such Capital Stock or intercompany notes (in the case of intercompany notes, limited to any such note with a principal amount in excess of $3.0 million) to the Note Collateral Agent (or another Person as required under any applicable Intercreditor Agreement) or (z) deliver landlord lien waivers, estoppels or collateral access letters.

5.2.5        Changes in Name, Jurisdiction of Organization, etc.  Such Grantor will give prompt written notice to the Note Collateral Agent of any change in its name or jurisdiction of organization (whether by merger of otherwise) (and in any event within 30 days of such change); provided that, promptly thereafter such Grantor shall deliver to the Note Collateral Agent copies (or other evidence of filing) of all additional filed financing statements and all other documents reasonably necessary to maintain the validity, perfection and priority of the security interests created hereunder as and to the extent provided for herein.

5.2.6        [RESERVED]

5.2.7        Pledged Stock.  In the case of each Grantor that is an Equity Issuer, such Equity Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Note Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.

5.2.8        [RESERVED]

5.2.9        Maintenance of Records.  Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral and Mortgage Property, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral and Mortgage Property, all as determined in good faith by such Grantor or the Company.

5.2.10      Acquisition of Intellectual Property.  Within 90 days after the end of each calendar year, such Grantor will notify the Note Collateral Agent of any acquisition by such Grantor of (i) any registration of any material Copyright, Patent or Trademark or (ii) any exclusive rights under a material Copyright License, Patent License or Trademark License constituting Collateral, and shall take such actions as may be reasonably necessary (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Note Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any Copyright, Patent or Trademark constituting Collateral on the date hereof, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code of any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, another applicable United States office).

5.2.11      [RESERVED]

5.2.12      Commercial Tort Actions.  All Commercial Tort Actions of each Grantor in existence on the date of this Agreement in an amount of $3,000,000 or greater, known to such Grantor on the date hereof, are described in Schedule 6 hereto.  If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Action in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $3,000,000, such Grantor shall promptly notify the Note Collateral Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Note Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

5.2.13      Protection of Trademarks.  Such Grantor shall, with respect to any Trademarks that are material to the business of such Grantor, use commercially reasonable efforts not to cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademarks at a level at least substantially consistent with the quality of such products and services as of the date hereof, and shall use commercially reasonable efforts to take all steps reasonably necessary to ensure that licensees of such Trademarks use such consistent standards of quality, except as would not reasonably be expected to have a Material Adverse Effect.

5.2.14      Protection of Intellectual Property.  Subject to and except as permitted by the Indenture, such Grantor shall use commercially reasonable efforts not to do any act or omit to do any act whereby any of the Intellectual Property that is material to the business of Grantor may lapse, expire, or become abandoned, or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

5.2.15 Assignment of Letter of Credit Rights.  In the case of any Letter-of-Credit Rights of any Grantor in any letter of credit exceeding $3,000,000 in value acquired following the date hereof, such Grantor shall use its commercially reasonable efforts to promptly obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the UCC.

5.3  Covenants of Each Pledgor.  Each Pledgor covenants and agrees with the Note Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) as to any Pledgor, all the Capital Stock of such Pledgor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Company or a Subsidiary of either) as permitted under the terms of the Indenture, (ii) as to any Grantor, the release of such Grantor’s Parent Guarantee or Subsidiary Guarantee in accordance with the terms of the Indenture, (iii) as to any Grantor, the designation of such Grantor as an Unrestricted Subsidiary or (iv) the release of all of the Collateral or the termination of this Agreement in accordance with the terms of the Indenture:

5.3.1        Additional Shares.  If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Equity Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Note Collateral Agent and the other Secured Parties, hold the same in trust for the Note Collateral Agent and the other Secured Parties and deliver the same forthwith to the Note Collateral Agent (who will hold the same on behalf of the Secured Parties), or the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, in the exact form received, duly indorsed by such Pledgor to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 3.3 and provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement).  If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Equity Issuer (except any liquidation or dissolution of any Subsidiary of the Company permitted by the Indenture) shall be paid over to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, to be held by the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Equity Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Note Collateral Agent, be delivered to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, to be held by the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, in each case except as otherwise provided by the applicable Intercreditor Agreement.  If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

5.3.2        [RESERVED].

5.3.3        Pledged Notes.  Such Pledgor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to subsection 9.15), deliver to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, all Pledged Notes then held by such Pledgor (excluding any Pledged Note the principal amount of which does not exceed $3,000,000), endorsed in blank or, at the request of the Note Collateral Agent, endorsed to the Note Collateral Agent.  Furthermore, within ten Business Days after any Pledgor obtains a Pledged Note with a principal amount in excess of $3,000,000, such Pledgor shall cause such Pledged Note to be delivered to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, endorsed in blank or, at the request of the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, endorsed to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement.

5.3.4        Maintenance of Security Interest.  Such Pledgor shall use commercially reasonable efforts to maintain the security interest created by this Agreement in such Pledgor’s Pledged Collateral as a perfected security interest as described in subsection 4.3.4 or 4.3.5 and to defend the security interest created by this Agreement in such Pledgor’s Pledged Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof and to Sections 1501, 1502, 1503 and 1508 or the Indenture).  At any time and from time to time, upon the written request of the Note Collateral Agent and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Note Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor; provided further that the Company or such Pledgor will not be required to (x) take any action in any jurisdiction other than the United States of America, or required by the laws of any such jurisdiction, in order to create any security interests (or other Liens) in assets located or titled outside of the United States of America or to perfect any security interests (or other Liens) in any Collateral, (y) deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, except, in the case of Collateral that constitutes Capital Stock or intercompany notes in certificated form, delivering such Capital Stock or intercompany notes (in the case of intercompany notes, limited to any such note with a principal amount in excess of $3.0 million) to the Note Collateral Agent (or another Person as required under any applicable Intercreditor Agreement) or (z) deliver landlord lien waivers, estoppels or collateral access letters.

5.4  Mortgaged Real Property.

5.4.1    With respect to each real property of such Grantor subject to a Mortgage:

(a)           If any portion of any such property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, such Grantor shall maintain or cause to be maintained, flood insurance to the extent required by law.

(b)           Such Grantor shall comply with and conform to (i) all provisions of each insurance policy maintained with respect to such property pursuant to subsection 5.2.2, and (ii) all requirements of the insurers of such property applicable to such Grantor or such property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of such property, except for such non-compliance or non-conformity as would not reasonably be expected to have a Material Adverse Effect.  The Grantor shall not use or permit the use of such property in any manner that would reasonably be expected to result in the cancellation of, or to void coverage under, any insurance policy required to be maintained with respect to such property pursuant to subsection 5.2.2, except as would not reasonably be expected to have a Material Adverse Effect.

(c)           If such Grantor is in default of its obligations to obtain any such insurance policy required to be maintained with respect to such property pursuant to subsection 5.2.2, the result of which would reasonably be expected to have a Material Adverse Effect, then the Note Collateral Agent, at its option upon 10 days’ written notice to the Company, may effect such insurance from year to year at rates substantially similar to the rate at which the Company or any Subsidiary thereof had insured such property, and pay the premium or premiums therefor, and such Grantor or the Company shall pay to the Note Collateral Agent on demand such premium or premiums so paid by the Note Collateral Agent.

5.4.2        If such property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $10,000,000 the Company shall give prompt notice thereof to the Note Collateral Agent.  All insurance proceeds paid or payable in connection with any damage or casualty to any property shall be applied in the manner specified in subsection 5.2.2.

5.4.3        Each Grantor that owns one or more of the real properties listed on Schedule 7 hereof agrees to use its commercially reasonable efforts to (a) deliver to the Note Collateral Agent the deliverables (which shall be in form and substance as reasonably determined by the Company) set forth below, and (b) pay or cause to be paid commercially reasonable fees and expenses to the extent specified below, with respect to such property, as soon as reasonably practicable (but no later than 180 days) following the date of this Agreement:

(a)           A fully executed counterpart of a Mortgage with respect to each such property, substantially in the form set forth in Annex 5 hereto, with such changes as may be necessary or desirable to comply with the law of the jurisdiction in which such Mortgage is to be filed, together with evidence that counterparts of each such Mortgage have been delivered to the Title Company (as defined below) or to the appropriate recording office for recording in all places to the extent reasonably necessary.

(b)           Customary opinions addressed to the Note Collateral Agent, of local counsel in each jurisdiction where each such property is located.

(c)           With respect to each such Mortgage, a policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) insuring (or committing to insure) the lien of such Mortgage as a valid and enforceable lien on the property described therein, subject to Liens permitted by the Indenture, including Permitted Liens (such policies collectively, the “Mortgage Policies”), in an amount reasonably determined by the Company (based upon recent assessed valuations for real estate tax purposes, if permitted under local law) and issued by such title company reasonably determined by the Company (the “Title Company”), which Mortgage Policy shall include such reasonable and customary title insurance endorsements to the extent available at commercially reasonable rates (excluding endorsements or  coverage related to creditors’ rights).

(d)           With respect to each such Mortgage Policy, any and all surveys or no change affidavits as may be reasonably necessary to cause the Title Company to issue such Mortgage Policy with a “comprehensive” endorsement (to the extent available) and to remove the standard survey exceptions from such Mortgage Policy with respect thereto (to the extent available).

(e)           To the extent the Mortgage is not sufficient to serve as a fixture filing under applicable local law, fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the jurisdiction in which each such property is located, as reasonably necessary to perfect the security interest in fixtures purported to be created by each such Mortgage in favor of the Note Collateral Agent for the benefit of the Secured Parties.

(f)            Evidence of payment of all Mortgage Policy premiums, mortgage recording taxes, and all commercially reasonable search and examination charges, fees, costs and expenses required for the recording of the Mortgages, fixture filings and issuance of the Mortgage Policies referred to above.

5.4.4        It is understood and agreed that no Grantor shall be required to file any fixture filing with respect to any security interest in Fixtures affixed to or attached to any real property constituting Excluded Assets.

SECTION 6  REMEDIAL PROVISIONS

6.1  Certain Matters Relating to Accounts; Collateral Proceeds Account.  (a)  At any time and from time to time after the occurrence and during the continuance of an Event of Default, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), the Note Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Note Collateral Agent may reasonably require in connection with such test verifications.  At any time and from time to time after the occurrence and during the continuance of an Event of Default, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), upon the Note Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Note Collateral Agent to furnish to the Note Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.

(b)           [RESERVED]

(c)           At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Section 601(i) or (ii) of the Indenture, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), at the Note Collateral Agent’s request, each Grantor shall deliver to the Note Collateral Agent copies or, if required by the Note Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions that gave rise to such Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.

(d)           So long as no Event of Default has occurred and is continuing, the Note Collateral Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s Collateral Proceeds Account to such Grantor’s General Fund Account or any other account designated by such Grantor.  In the event that an Event of Default has occurred and is continuing (and subject to any applicable Intercreditor Agreement), the Note Collateral Agent at its option may require that each Collateral Proceeds Account of each Grantor be established at the Note Collateral Agent or another institution reasonably acceptable to the Note Collateral Agent.  In the event that an Event of Default has occurred and is continuing, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), the Note Collateral Agent and the Grantors agree that the Note Collateral Agent, at its option, may require that the General Fund Account of each Grantor be established at the Note Collateral Agent or another institution reasonably acceptable to the Note Collateral Agent.  Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

6.2  Communications with Obligors; Grantors Remain Liable.  (a)  The Note Collateral Agent in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in Section 601(i) or (ii) of the Indenture, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Note Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.

(b)           Upon the request of the Note Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in Section 601(i) or (ii) of the Indenture, if the Discharge of ABL Obligations has occurred (and subject to any applicable Intercreditor Agreement), each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Note Collateral Agent, for the benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Note Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  None of the Note Collateral Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Note Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Note Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

6.3  Pledged Stock.  (a)  Unless an Event of Default shall have occurred and be continuing and the Note Collateral Agent shall have given notice to the relevant Pledgor of the Note Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes and to exercise all voting and corporate rights with respect to the Pledged Stock.

(b)           If an Event of Default shall occur and be continuing and the Note Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with each applicable

Intercreditor Agreement, shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor as and in such order as is provided in subsection 6.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, any Additional Agent, or the respective nominee of any thereof, and the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, or acting through its respective nominee, if applicable, in accordance with each applicable Intercreditor Agreement, may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Equity Issuer or Equity Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Equity Issuer, or upon the exercise by the relevant Pledgor or the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with each applicable Intercreditor Agreement, of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with each applicable Intercreditor Agreement, may reasonably determine), all without liability to the maximum extent permitted by applicable law (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with each applicable Intercreditor Agreement, shall have no duty, to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with each applicable Intercreditor Agreement, shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.6 other than in accordance with subsection 6.6.

(c)           Each Pledgor hereby authorizes and instructs each Equity Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Note Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Equity Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Note Collateral Agent.

6.4  Proceeds to be Turned Over to the Note Collateral Agent.  In addition to the rights of the Note Collateral Agent specified in subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the Note Collateral Agent shall have instructed any Grantor to do so, all

Proceeds of Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the Note Collateral Agent and the other Secured Parties hereto, or the ABL Agent and the other Secured Parties (as defined in the ABL Guarantee and Collateral Agreement), any Additional Agent and the other applicable Additional Secured Parties (as defined in the applicable Intercreditor Agreement), or the applicable Collateral Representative, as applicable, in accordance with the terms of the applicable Intercreditor Agreement, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement (or their respective agents appointed for purposes of perfection), in the exact form received by such Grantor (duly indorsed by such Grantor to the Note Collateral Agent, the applicable Collateral Representative, the ABL Agent, or any Additional Agent, as applicable, in accordance with the applicable Intercreditor Agreement, if required).  All Proceeds of Collateral received by the Note Collateral Agent hereunder shall be held by the Note Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control.  All Proceeds of Collateral while held by the Note Collateral Agent in such Collateral Proceeds Account (or by the relevant Grantor in trust for the Note Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in subsection 6.5.

6.5  Application of Proceeds.  It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Grantor’s Collateral (as defined in the Indenture) received by the Note Collateral Agent (whether from the relevant Grantor or otherwise) shall be held by the Note Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Grantor (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Note Collateral Agent, be applied by the Note Collateral Agent against the Obligations of the relevant Grantor then due and owing in the following order of priority, subject to each applicable Intercreditor Agreement:

First:  To the payment of all amounts due the Trustee under Section 707 of the Indenture;

Second:  To the payment of all amounts due the Note Collateral Agent under Section 1510 of the Indenture;

Third:  To the payment of the amounts then due and unpaid upon the other Obligations of such Grantor ratably, without preference or priority of any kind, according to the amounts due and payable on such Obligations; provided that any such application of Proceeds shall be made on a pro rata basis as between and among (i) the Holders and their respective successors and assigns and their permitted transferees and endorsees and (ii) the Non-Indenture Secured Parties; and

Fourth:  to such Grantor.

6.6  Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Note Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code and under any other applicable law and in equity.  Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Note Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Note Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  To the extent permitted by law, the Note Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Note Collateral Agent’s request (subject to each applicable Intercreditor Agreement), to assemble the Security Collateral and make it available to the Note Collateral Agent at places which the Note Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Note Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the Note Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Grantor then due and owing, as and in the order of priority specified in subsection 6.5 above, and only after such application and after the payment by the Note Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Code, need the Note Collateral Agent account for the surplus, if any, to such Grantor.  To the extent permitted by applicable law, (i) such Grantor waives all claims, damages and demands it may acquire against the Note Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Note Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7  Registration Rights.  (a) If the Note Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 6.6, and if in the reasonable opinion of the Note Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Equity Issuer thereof to (i) execute and deliver, and use its reasonable best efforts to cause the directors and officers of such Equity Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Note Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus that, in the reasonable opinion of the Note Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Such Pledgor agrees to use its reasonable best efforts to cause such Equity Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all states and the District of Columbia that the Note Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Such Pledgor recognizes that the Note Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Note Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Equity Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Equity Issuer would agree to do so.

(c)           Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Such Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the Note Collateral Agent and the Secured Parties, that the Note Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Indenture.

6.8  Waiver; Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full the Notes and, to the extent then due and owing, all other Obligations of such Grantor and the reasonable fees and disbursements of any attorneys employed by the Note Collateral Agent or any other Secured Party to collect such deficiency.

SECTION 7  THE NOTE COLLATERAL AGENT

7.1  Note Collateral Agent’s Appointment as Attorney-in-Fact, etc.  (a) Each Grantor hereby irrevocably constitutes and appoints the Note Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Note Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default, and in accordance with and subject to each applicable Intercreditor Agreement.  Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law and subject to each applicable Intercreditor Agreement), (x) each Pledgor hereby gives the Note Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in subsection 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor hereby gives the Note Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Note Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;

(ii)           in the case of any Copyright, Patent or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Note Collateral Agent may reasonably request to such Grantor to evidence the Note Collateral Agent’s and the Secured Parties’ security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby consents to the non-exclusive royalty free use by the Note Collateral Agent of any Copyright, Patent or Trademark owned by such Grantor included in the Collateral for the purposes of disposing of any Note Priority Collateral;

(iii)          pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Note Documents, levied or placed on the Collateral of such

Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(iv)          (A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Note Collateral Agent or as the Note Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Note Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Note Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Note Collateral Agent were the absolute owner thereof for all purposes, and do, at the Note Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Note Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Note Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)           The reasonable expenses of the Note Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1 shall be payable by such Grantor to the Note Collateral Agent on demand in accordance with the Indenture.

(c)           Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Grantor until this Agreement is terminated as to such Grantor, and the security interests in the Security Collateral of such Grantor created hereby are released.

7.2  Duty of Note Collateral Agent.  The Note Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Note Collateral Agent deals with similar property for its own account.  None of the Note Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Grantor or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof.  The powers conferred on the Note Collateral Agent and the other Secured Parties hereunder are solely to protect the Note Collateral Agent’s and the other Secured Parties’ interests in the Security Collateral and shall not impose any duty upon the Note Collateral Agent or any other Secured Party to exercise any such powers.  The Note Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and to the maximum extent permitted by applicable law, neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct.

7.3  Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Note Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Grantor’s Security Collateral without the signature of such Grantor in such form and in such filing offices as the Note Collateral Agent reasonably determines appropriate to perfect the security interests of the Note Collateral Agent under this Agreement.  Each Grantor authorizes the Note Collateral Agent to use any collateral description reasonably determined by the Note Collateral Agent, including, without limitation, the collateral description “all personal property” or “all assets” in any such financing statements.  The Note Collateral Agent agrees to notify the relevant Grantor of any financing or continuation statement filed by it, provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

7.4  Authority of Note Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Note Collateral Agent under this Agreement with respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Note Collateral Agent and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Note Collateral Agent and the Grantors, the Note Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  The Note Collateral Agent shall have the benefit of the rights, privileges and immunities contained in Section 1509 of the Indenture.

7.5  Note Collateral Agent as Bailee for the Grantors.  In the event that at any time, any Capital Stock or Intercompany Notes owned by any Grantor and held by the Note Collateral Agent constitute Excluded Assets (including any such Capital Stock or Intercompany Notes constituting Pledged Securities at the time of delivery to the Note Collateral Agent that later become Excluded Assets), and for so long as they constitute Excluded Assets, any such Capital Stock or Intercompany Notes in the possession of the Note Collateral Agent, shall be held by the Note Collateral Agent solely as bailee and in trust for the applicable Grantor and such Pledged Securities will not be subject to subsections 3.1 and 3.2 or any Lien or security interest created pursuant thereto.  The Note Collateral Agent, at the request of the applicable Grantor, shall promptly return to such Grantor any Capital Stock or Intercompany Notes held by the Note Collateral Agent constituting Excluded Assets.

SECTION 8  NON-INDENTURE SECURED PARTIES

8.1  Rights to Collateral  (a) The Non-Indenture Secured Parties shall not have any right whatsoever to do any of the following:  (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Indenture), or to direct to the Note Collateral Agent to do the same, including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notify account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Grantor under this Agreement or release any Collateral from the Liens of any Note Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Holdings or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy that is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code); (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to any Indenture Secured Party seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

(b)           Each Non-Indenture Secured Party, by its acceptance of the benefits of this Agreement and the other Note Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Note Collateral Agent and the Holders, with the consent of the Note Collateral Agent, may enforce the provisions of the Note Security Documents and exercise remedies thereunder and under any other Note Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment.  Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.  The Non-Indenture Secured Parties by their acceptance of the benefits of this Agreement and the other Note Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral.  Whether or not a Bankruptcy Case has been commenced, the Non-Indenture Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holdings or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Note Security Document in connection therewith.

(c)           Notwithstanding any provision of this subsection 8.1, the Non-Indenture Secured Parties shall be entitled (subject to each applicable Intercreditor Agreement) to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Indenture Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Indenture Secured Parties.  Each Non-Indenture Secured Party, by its acceptance of the benefits of this Agreement, agrees to be bound by and to comply with each applicable Intercreditor Agreement.

(d)           Each Non-Indenture Secured Party, by its acceptance of the benefits of this Agreement, agrees that the Note Collateral Agent, the Trustee and the Holders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Company Obligations and/or the Grantor Obligations, and may release any Grantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Indenture Secured Parties.  The Note Collateral Agent shall not be required to provide any notice of any event that the Note Collateral Agent may be aware of, or any action taken by the Note Collateral Agent, to any Non-Indenture Secured Party.

8.1  Appointment of Agent.  Each Non-Indenture Secured Party, by its acceptance of the benefits of this Agreement and the other Note Security Documents, shall be deemed irrevocably to make, constitute and appoint the Note Collateral Agent, as agent under the Indenture (and all officers, employees or agents designated by the Note Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Note Collateral Agent shall have the right, with power of substitution for the Non-Indenture Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral.  It is understood and agreed that the appointment of the Note Collateral Agent as the agent and attorney-in-fact of the Non-Indenture Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable.

8.2  Waiver of Claims.  To the maximum extent permitted by law, each Non-Indenture Secured Party waives any claim it might have against the Note Collateral Agent, the Trustee or the Holders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Note Collateral Agent, the Trustee or the Holders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Note Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.  To the maximum extent permitted by law, none of the Note Collateral Agent, the Trustee or any Holder or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, any Subsidiary of Holdings, any Non-Indenture Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act that constitutes willful misconduct or gross negligence of such Person.  The Note

Collateral Agent shall not be subject to any fiduciary or other implied duties of any kind or nature to the Non-Indenture Secured Parties, regardless of whether an Event of Default has occurred or is continuing.

8.3  Note Bank Products Providers; Note Hedging Providers; Management Credit Providers.  The Company may from time to time designate a Person as a “Note Bank Products Provider”, a “Note Hedging Provider” or a “Management Credit Provider” hereunder by delivering to the Note Collateral Agent a Non-Indenture Secured Party Designation (in substantially the form attached as Annex 4 hereto) executed by the Company and such Note Bank Products Provider, Note Hedging Provider or Management Credit Provider.

SECTION 9  MISCELLANEOUS

9.1  Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Note Collateral Agent, subject to Article IX of the Indenture.  In addition, if separately agreed in writing between the Company and any Non-Indenture Secured Party (and such Non-Indenture Secured Party has been designated in writing by the Company to the Note Collateral Agent for purposes of this sentence, for so long as so designated), no such amendment, modification or waiver shall amend, modify or waive subsection 6.5 (or the definition of “Non-Indenture Secured Party” or “Secured Party” to the extent relating thereto) if such amendment, modification or waiver would directly and adversely affect such Non-Indenture Secured Party without the written consent of such Non-Indenture Secured Party.  For the avoidance of doubt, it is understood and agreed that any amendment, amendment and restatement, waiver, supplement or other modification of or to any Intercreditor Agreement that would have the effect, directly or indirectly, through any reference herein to such Intercreditor Agreement or otherwise, of waiving, amending, supplementing or otherwise modifying this Agreement, or any term or provision hereof, or any right or obligation of any Grantor hereunder or in respect hereof, shall not be given such effect except pursuant to a written instrument executed by each affected Grantor and the Note Collateral Agent in accordance with this Section 9.1.  In addition, the Indenture, the other Note Documents, the Base Intercreditor Agreement and the Note Collateral Intercreditor Agreement may be amended in accordance with the terms thereof.

9.2  Notices.  All notices, requests and demands to or upon the Note Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 109 of the Indenture; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1, unless and until such Grantor shall change such address by notice to the Note Collateral Agent given in accordance with Section 109 of the Indenture.

9.3  No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Note Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1 hereof or Article IX of the Indenture), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Note Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Note Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Note Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4  [RESERVED].

9.5  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Grantors, the Note Collateral Agent and the Secured Parties and their respective successors and assigns.

9.6  [RESERVED].

9.7  Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.8  Severability.  To the extent permitted by law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

9.9  Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10  Integration.  This Agreement and the other Note Documents represent the entire agreement of the Grantors, the Note Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Grantors, the Note Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Note Documents.

9.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12  Submission to Jurisdiction.  Each party hereto hereby irrevocably and unconditionally agrees to submit to the jurisdiction of any United States federal or state court located in the borough of Manhattan, in the city of New York in any action or proceeding arising out of or relating to this Agreement.

9.13  Acknowledgments.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b)           none of the Note Collateral Agent or any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Grantors, on the one hand, and the Note Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

9.14  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15  Additional Grantors.  Each new Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 414 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 2 hereto.  Each existing Grantor that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Company pursuant to Section 1503 of the Indenture shall become a Pledgor with respect thereto upon execution and delivery by such Grantor of a Supplemental Agreement substantially in the form of Annex 3 hereto.

9.16  Releases.  (a)  The Collateral shall be released from the Lien and security interest created by this Agreement, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of Section 1502 of the Indenture.  Upon such release, all rights in the Collateral so released shall revert to the Company and the Grantors.

(b)           The Note Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to the Indenture.  Neither the Trustee nor the Note Collateral Agent shall be liable for any such release undertaken in good faith and in the absence of negligence or willful misconduct.

(c)           So long as no Event of Default has occurred and is continuing, the Note Collateral Agent shall at the direction of any applicable Grantor return to such Grantor any proceeds or other property received by it during any Event of Default pursuant to either Section 5.3.1 or 6.4 and not otherwise applied in accordance with Section 6.5.

[Remainder of page left blank intentionally; Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

ATKORE INTERNATIONAL HOLDINGS INC., as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

ATKORE INTERNATIONAL, INC., as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

AFC CABLE SYSTEMS, INC., as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

ALLIED TUBE & CONDUIT CORPORATION, as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

[Signature Page to the Note Collateral Agreement]

GEORGIA PIPE COMPANY, as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

TKN, INC., as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

TYCO INTERNATIONAL (NV) INC., as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

TYCO INTERNATIONAL CTC, INC., as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

UNISTRUT INTERNATIONAL CORPORATION, as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

[Signature Page to the Note Collateral Agreement]

UNISTRUT INTERNATIONAL HOLDINGS, LLC, as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

WPFY, INC., as a Grantor

By:	/s/ John S. Jenkins, Jr.
Name: John S. Jenkins, Jr.
Title: Vice President

[Signature Page to the Note Collateral Agreement]

WILMINGTON TRUST FSB, as Note Collateral Agent

By:	/s/ Joseph P O’Donnell
Name: Joseph P O’Donnell
Title: Vice President

[Signature Page to Notes Collateral Agreement]